   As filed with the Securities and Exchange Commission on November 20, 1996

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CORPORATE EXPRESS, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                             84-0978360
-------------------------------                             ------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

                 325 Interlocken Parkway, Broomfield, CO  80021
                 ----------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

     Corporate Express, Inc. Stock Option Plan for United TransNet, Inc.
     -------------------------------------------------------------------
                                 Optionholders
                                 -------------

   Stock Option Assumption Agreements with Various Employees Relating to an
      Aggregate of 85,838 Shares of Corporate Express, Inc. Common Stock
   ------------------------------------------------------------------------
                           (Full title of the plans)

                     Jirka Rysavy, Chief Executive Officer
    Corporate Express, Inc., 325 Interlocken Parkway, Broomfield, CO  80021
    -----------------------------------------------------------------------
                    (Name and address of agent for service)

                                    copy to:

          Rhonda R. Cohen, Esquire, Ballard Spahr Andrews & Ingersoll 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103

                                 (303) 373-2800
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                         Proposed maximum   Proposed maximum
 Title of securities       Amount to      offering price       aggregate          Amount of
   to be registered      be registered      per share        offering price    registration fee
-----------------------------------------------------------------------------------------------
Common Stock             189,805 shares      $27.13*          $5,149,409.65*      $1,560.43

* Calculated in accordance with Rule 457(h) based upon the weighted average exercise price of $27.13 per share for outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            The documents containing the information required to be included in
  PART I of this Registration Statement will be given or sent to all participants in the Corporate Express, Inc. Stock Option Plan for United TransNet, Inc. Optionholders and the Corporate Express, Inc. Stock Option Plan for Courier Dispatch Optionholders, as specified by Rule 428 under the Securities Act of 1933, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.   Incorporation of Certain Documents by Reference.
            -----------------------------------------------

            The following documents filed by Corporate Express, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-24642), are incorporated by reference into this Registration
  Statement:

            (i) the Company's Annual Report on Form 10-K for the year ended March 2, 1996;

           (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 1, 1996 and August 31, 1996;

          (iii) the Company's Current Report on Form 8-K/A filed on June 19, 1996 and the Company's Current Reports on Form 8-K filed on September 16, 1996 and September 20, 1996;

           (iv) the Company's Registration Statement on Form S-4 (File No. 333-13217); and

            (v) the description of the Company's Common Stock, par value $.0002 per share, contained in the Company's Form 8-A, filed with the Commission on August 4, 1994.

            Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


  Item 4.   Description of Securities.
            -------------------------

            Not applicable.


  Item 5.   Interests of Named Experts and Counsel.
            --------------------------------------

            Not applicable.

  Item 6.   Indemnification of Directors and Officers.
            -----------------------------------------

            Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal Proceeding, the director, officer, employee, fiduciary or agent must have had no reasonable cause to believe his conduct was unlawful. Under Colorado law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director, officer, employee, fiduciary or agent is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee, fiduciary or agent is adjudged liable for an improper personal benefit.

            The Company's Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 7-109-101, et seq. The Company has entered into agreements to provide indemnification for the Company's directors and certain officers consistent with the Company's Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws.


  Item 7.  Exemption from Registration Claimed.
           -----------------------------------

            Not applicable.


  Item 8.  Exhibits.
           --------

           Exhibit Number
           --------------
                5            Opinion of Ballard Spahr Andrews & Ingersoll.

               23(a)         Consent of Coopers & Lybrand L.L.P.

               23(b)         Consent of Horne CPA Group.

               23(c)         Consent of Schutrumpf & Koren, P.C.

               23(d)         Consent of Arthur Andersen LLP.

               23(e)         Consent of KPMG.

               23(f)         Consent of McGee, Wheeler & Co., P.C.

               23(g)         Consent of Ernst & Young LLP.

               23(h)         Consent of Samson Belair Deloitte & Touche.

               23(i)         Consent of Arthur Andersen LLP.

               23(j)         Consent of Price Waterhouse LLP.

               23(k)         Consent of Ernst & Young LLP.

               23(l)         Consent of Ballard Spahr Andrews & Ingersoll (included in
                             its opinion filed as Exhibit 5).

               24            Power of Attorney (included on signature pages to this
                             Registration Statement).

               99(a)         Corporate Express, Inc. Stock Option Plan for United
                             TransNet, Inc. Optionholders.

               99(b) Form of letter agreement relating to assumption of certain United TransNet, Inc. stock options.


  Item 9.   Undertakings.
            ------------

            The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its Articles of Amendment and Restatement to the Articles of Incorporation, its By-Laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on November 18, 1996.

                                 CORPORATE EXPRESS, INC.


                                 By:/s/ Jirka Rysavy
                                    ----------------------------------
                                    Jirka Rysavy



            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jirka Rysavy, Robert L. King and Gary
  M. Jacobs, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                   Title                        Date
          ---------                   -----                        ----

/s/ Jirka Rysavy                Chairman of the              November 18, 1996
------------------------        Board and Chief
Jirka Rysavy                    Executive Officer
                                (Principal
                                executive officer)

          Signature                   Title                        Date
          ---------                   -----                        ----


/s/ Robert L. King              President, Chief             November 18, 1996
------------------------        Operating Officer
Robert L. King                  and Director


/s/ Sam R. Leno                 Executive Vice               November 18, 1996
------------------------        President and
Sam R. Leno                     Chief Financial
                                Officer (Principal
                                financial officer)


/s/ Joanne C. Farver            Vice President and           November 18, 1996
------------------------        Controller
Joanne C. Farver                (Principal accounting
                                 officer)



/s/ Janey A. Hickey             Director                     November 18, 1996
------------------------
Janet A. Hickey



/s/ Clayton K. Trier            Director                     November 18, 1996
------------------------
Clayton K. Trier



/s/ Mo Siegel                   Director                     November 18, 1996
-------------------------
Mo Siegel

                                 EXHIBIT INDEX

  Exhibit Number                                                               Page
  --------------                                                               ----
      5               Opinion of Ballard Spahr Andrews & Ingersoll.

     23(a)            Consent of Coopers & Lybrand L.L.P.

     23(b)            Consent of Horne CPA Group.

     23(c)            Consent of Schutrumpf & Koren, P.C.

     23(d)            Consent of Arthur Andersen LLP.

     23(e)            Consent of KPMG.

     23(f)            Consent of McGee, Wheeler & Co., P.C.

     23(g)            Consent of Ernst & Young LLP.

     23(h)            Consent of Samson Belair Deloitte & Touche.

     23(i)            Consent of Arthur Andersen LLP.

     23(j)            Consent of Price Waterhouse LLP.

     23(k)            Consent of Ernst & Young LLP.

     23(l)            Consent of Ballard Spahr Andrews & Ingersoll
                      (included in its opinion filed as Exhibit 5).

     24 Power of Attorney (included on signature pages to this Registration Statement).

     99(a)            Corporate Express, Inc. Stock Option Plan for
                      United TransNet, Inc. Optionholders (Existing Options).

     99(b) Form of letter agreement relating to assumption of certain United TransNet, Inc. stock options.